Exhibit 3.1

EDGAR EXPRESS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A PREFERRED STOCK

WHEREAS, the Amended and Restated Articles of Incorporation of Edgar Express, Inc., a Utah corporation (the “Corporation”), provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each series of preferred stock and the qualifications, limitations, and restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the designation, powers, preferences, and rights of the shares of a series of preferred stock and the qualifications, limitations, and restrictions thereof, which shall consist of seven million five hundred thousand (7,500,000) shares of the preferred stock which the Corporation has the authority to issue, classified as Series A Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights, or property and does hereby fix and designate the powers, preferences, rights, qualifications, limitations, restrictions, and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1.       Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A Preferred Stock.” The initial number of authorized shares of the Series A Preferred Stock shall be seven million five hundred thousand (7,500,000), which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock. The Series A Preferred Stock shall have a par value of $0.001 per share.

2.       Dividends. From and after the first date of issuance of any shares of Series A Preferred Stock (the “Initial Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, and as otherwise provided in the Amended and Restated Articles of Incorporation, out of funds legally available therefor, dividends. If the Corporation shall declare, pay or set apart any dividend or other distribution on any common stock, par value $0.001 per share, of the Corporation (the “Common Stock”), or any other series of preferred stock, it shall simultaneously declare, pay and/or set apart for payment or distribution for each share of Series A Preferred Stock, a dividend and/or distribution

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in an amount equal to the amount the Holders of the Series A Preferred Stock would be entitled to receive if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

3.       Liquidation Preference. Upon any Liquidation Event (as defined below), after provision for payment of all debts and liabilities of the Corporation, any remaining assets of the Corporation shall be distributed pro rata to the holders of Common Stock and the Holders of Series A Preferred Stock as if the Series A Preferred Stock had been converted into shares of Common Stock pursuant to the provisions of Section 5 hereof immediately prior to such distribution. For purposes of this Certificate of Designation, a “Liquidation Event” means the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or its subsidiaries or the sale of assets which constitute all or substantially all of the assets of the business of the Corporation and its subsidiaries taken as a whole, in a single transaction or series of transactions.

4.       Voting Rights.

(a)       General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the product of (a) the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter, multiplied by (b) fifty (50). Except as provided by law or by the other provisions of the Amended and Restated Articles of Incorporation, Holders of Series A Preferred Stock shall vote together with the holders of Common Stock and any other series of preferred stock as a single class.

(b)       Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Series A Directors”). Any Series A Director may be removed without cause by, and only by, the affirmative vote of the Holders of eighty percent (80%) of the shares of Series A Preferred Stock, exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the Holders of shares of Series A Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 4(b), then any directorship not so filled shall remain vacant until such time as the Holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the Holders of shares of Series A Preferred Stock. The Holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred

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Stock and any other series of preferred stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the Holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 4(b), a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(b).

(c)       Matters Requiring Approval of Holders of Series A Preferred Stock. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Articles of Incorporation) approval of the Holders of the Series A Preferred Stock, which approval must include the affirmative vote of a majority of the shares of Series A Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)       create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of or issue additional shares of Series A Preferred Stock, or increase the authorized number of shares of any additional class or series of capital stock.

(ii)       create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer, or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license, or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

(iii)        amend, alter, or otherwise change the rights, preferences, or privileges of the Series A Preferred Stock, or amend, alter, or repeal any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Corporation in a manner that adversely affects the powers, preferences, or rights of the Series A Preferred Stock.

(iv) acquire, by merger, stock purchase, asset purchase, or otherwise, any material assets or securities of any other corporation, partnership, or other entity.

(v)        liquidate, dissolve, or wind-up the business and affairs of the Corporation, effect any merger or consolidation, or any other Deemed Liquidation Event (as defined in Section 5(a)(iii) herein), or consent to any of the foregoing.

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(d)       Matters Requiring Approval of Series A Directors. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Articles of Incorporation) approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Series A Directors, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)       increase or decrease the authorized number of directors constituting the Board of Directors.

(ii)       hire, terminate, change the compensation of, or amend the employment agreements of, the executive officers of the Corporation or any subsidiary of the Corporation, including approving any incentive compensation, option grants, or stock awards to executive officers.

(iii)       purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation.

(iv)       create, or authorize the creation of, or issue, or authorize the issuance of, any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $10,000, or guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Corporation or any subsidiary arising in the ordinary course of business.

(v)       make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director of the Corporation or any subsidiary, or to any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation.

(vi)       change the principal business of the Corporation, enter new lines of business, or exit the current line of business.

(vii)       enter into any agreement, contract, arrangement or corporate strategic relationship involving the payment, contribution, or assignment by the Corporation or to the Corporation of money or assets greater than $250,000.

(viii)       enter into or be a party to any transaction outside of the ordinary course of business with any director, officer, or employee of the Corporation or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person or entity.

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5.       Optional Conversion. The Holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert.

(i)       Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) share of Common Stock.

(ii)       Termination of Conversion Rights. In the event of a liquidation, dissolution, or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Holders of Series A Preferred Stock.

(iii)       Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

(A)       A merger or consolidation in which

(1)       The Corporation is a constituent party or

(2)       A subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 5(a)(iii)(A)(2), all shares of Common Stock issuable (x) upon the exercise of rights, options, or warrants to subscribe for, purchase, or otherwise acquire Convertible Securities (as defined below) or Common Stock (collectively, “Options”) outstanding immediately prior to such merger or consolidation or (y) upon conversion of any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”) outstanding

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immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(B)       the sale, lease, transfer, exclusive license, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license, or other disposition is to a wholly owned subsidiary of the Corporation.

(b)       Mechanics of Conversion.

(i)       Notice of Conversion. In order for a Holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such Holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered Holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal executive office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such Holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate so elected to be converted in such notice shall be deemed to be outstanding of record as of the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time, but in no event later than two (2) Business Days, (i) issue and deliver, or cause to be issued and delivered, to such Holder of Series

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A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted. For purposes of this Certificate of Designation, a “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

(ii)       Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Amended and Restated Articles of Incorporation.

(iii)       Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(iv)       Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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(c)       Notice of Record Date. In the event:

(i)       the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)       of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii)       of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the Holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Common Stock and the Series A Preferred Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

6.       Mandatory Conversion.

(a)       Trigger Events. In the event a Holder of Series A Preferred Stock Transfers (as defined below) any or all of his, her or its shares of Series A Preferred Stock to any third party, then (a) all of the outstanding shares of Series A Preferred Stock subject to such Transfer shall automatically be converted into shares of Common Stock and (b) such shares may not be reissued by the Corporation; provided, however, that such shares of Series A Preferred Stock shall not automatically be converted into shares of Common Stock as set forth in this Section 6(a) if (i) the Transfer of the Series A Preferred Stock is to an existing holder of Series A Preferred Stock, (ii) the Transfer is to any trust for the direct benefit of such Holder and such Holder is the sole trustee and sole beneficiary of such Trust or (iii) the Board of Directors, including all Series A Directors, determines that such Transfer shall not trigger such mandatory conversion. The date and time of such Transfer is referred to herein as the “Mandatory Conversion Time.” As used herein, “Transfer” means, as a noun, any voluntary or involuntary

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transfer, sale, assignment, exchange, gift, lease, pledge or hypothecation, or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, to directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, transfer, sell, assign, exchange, give, lease, pledge or hypothecate, or otherwise dispose of. For the avoidance of doubt, any Transfer pursuant to a will or other testamentary document or applicable laws of descent shall be deemed a Transfer for purposes of this Certificate of Designation.

(b)       Procedural Requirements. All holders of record of shares of Series A Preferred Stock that will automatically convert upon a Transfer shall be sent written notice of the Mandatory Conversion Time pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each Holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 6(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Holder or Holders thereof to surrender any certificates at or prior to such time), except only the rights of the Holders thereof, upon surrender of any certificate or certificates of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash with respect to any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

7.       Anti-Dilution Provisions. The Conversion Rate shall be subject to adjustment from time to time in accordance with this Section 7.

(a)       Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such

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subdivision will be proportionately adjusted so that each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one (1) share of Common Stock. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately adjusted so that each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one (1) share of Common Stock.

(b)        Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash, or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 7 (and the provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(c)       Notices Upon Adjustment of the Conversion Rate.

(i)       Immediately upon any adjustment of the Conversion Rate pursuant to this Section 7, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)       Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (1) with respect to any dividend or distribution upon the Common Stock, (2) with respect to any pro rata subscription offer to holders of Common Stock, or (3) for determining rights to vote with respect to any Liquidation Event or Deemed Liquidation Event.

(iii)       The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Liquidation Event or Deemed Liquidation Event will take place.

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8.       Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction, or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft, or destruction, of an indemnification undertaking (with surety, if reasonably requested by the Corporation) by the older thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

9.       Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10.       Acquired Shares. Any shares of the Series A Preferred Stock that are acquired by the Corporation of any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series A Preferred Stock.

11.       Waiver. Any of the rights, powers, preferences, and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all Holders of Series A Preferred Stock by the affirmative written consent or vote of the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding or such greater percentage of Holders of Series A Preferred Stock as may be expressly required in the Amended and Restated Articles of Incorporation.

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12.       Notice. Any notice required or permitted by the provisions of this Section 12 to be given to a Holder of the Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Utah Revised Business Corporation Act (“URBCA”) or the laws of any other state where the Corporation may then be incorporated, and shall be deemed sent upon such mailing of electronic provision.

13.       Failure or Indulgence Not Waiver. No failure or delay on the part of any Holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.       Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

15.       Stockholder Matters. Any stockholder action, approval, or consent required, desired or otherwise sought by the Corporation pursuant to the URBCA, this Certificate of Designation or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the URBCA and the applicable provisions hereof. This provision is intended to comply with the applicable sections of the URBCA permitting stockholder action, approval, and consent affected by written consent in lieu of a meeting.

16.       General Provisions. In addition to the above provisions with respect to Series A Preferred Stock, such Series A Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Amended and Restated Articles of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this day of September, 2018.

EDGAR EXPRESS, INC.

By: /s/ Mary Foster

Name: Mary Foster

Title: Chief Executive Officer